FREDERICK BREWING CO.
                            4607 Wedgewood Boulevard
                            Frederick, Maryland 21703
                                 (301) 694-7899


May 5, 1997


Dear Stockholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders to be held on Thursday, June 5, 1997 at 10:00 a.m. Eastern Time, at the offices of the Company at 4607 Wedgewood Boulevard, Frederick, Maryland.

         The formal Notice of the Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon at the Annual Meeting. In addition to the specific matters to be acted upon, there will be an opportunity for Stockholders to tour the new brewery, to sample the Company's products and to ask questions of management and our independent auditors.

         It is important that your shares be represented at the Meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed form of proxy in the envelope provided. Your return of the form of proxy will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your support, investment and interest in the Company is greatly appreciated.

                                                  Very truly yours,

                                                  /s/ Kevin E. Brannon

                                                  KEVIN E. BRANNON
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                              FREDERICK BREWING CO.

                ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 5, 1997

                ------------------------------------------------


To the Holders of Common Stock
of Frederick Brewing Co.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Frederick Brewing Co., a Maryland corporation (the "Company"), will be held on Thursday, June 5, 1997 at 10:00 a.m. Eastern Time, at the offices of the Company at 4607 Wedgewood Boulevard, Frederick, Maryland, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

        (1) To elect two directors, the names of whom are set forth in the accompanying proxy statement, to hold office until the Annual Meeting of Stockholders in the year 2000, and until their successors are elected and qualified; and

        (2) To ratify the appointment of Coopers & Lybrand LLP as independent auditors of the Company for the year ending December 31, 1997; and

        (3) To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

         As determined by the Board of Directors, only stockholders of record at the close of business on April 28, 1997 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponement or adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,


                                            KEVIN E. BRANNON
                                            Chairman of the Board
May 5, 1997
Frederick, Maryland


--------------------------------------------------------------------------------
                                   PLEASE NOTE

                It is important that your shares be represented
                        regardless of the number you own.

Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the Meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

--------------------------------------------------------------------------------

                              FREDERICK BREWING CO.

                            4607 Wedgewood Boulevard
                            Frederick, Maryland 21703

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Frederick Brewing Co., a Maryland corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on Thursday, June 5, 1997, at 10:00 a.m. Eastern Time, at the offices of the Company located at 4607 Wedgewood Boulevard, Frederick, Maryland, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Shares of common stock, $.00004 par value per share (the "Common Stock"), of the Company may be represented at the Annual Meeting by stockholders in person or by the return of the enclosed, properly executed, proxy card.

         The Notice of Annual Meeting, this proxy statement and the enclosed proxy card are first being mailed to stockholders commencing on or about April 28, 1997.

         Expenses in connection with this solicitation of proxies will be paid by the Company. Solicitation of proxies will be principally by mail. One or more officers or employees of the Company may, but without compensation other than their regular compensation, also solicit proxies, either personally, by telephone, facsimile, or by special letter, from some stockholders. The Company will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxy materials to their principals or to beneficial owners, and will reimburse them for their expenses in so doing.


                          VOTING RIGHTS AND PROCEDURES
Quorum

         The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on April 28, 1997 is necessary to constitute a quorum at the Annual Meeting.

Election of Directors

         The election of directors requires a plurality of the votes cast by the shares entitled to vote at the election, either in person or represented by proxy, with a quorum present. Each share of Common Stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

Election of Independent Auditors

         The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the independent auditors.

Other Matters

         Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have the same effect as a vote against the proposal to ratify the appointment of the Company's independent auditors, but will not be counted as votes cast for the election of directors and, thus, will have no effect on the voting for the election of directors. Under the applicable rules, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

         At April 28, 1997, directors and executive officers and their affiliates of the Company beneficially owned 559,105 shares of Common Stock, or 28.06% of the total shares of Common Stock outstanding on such date. It is anticipated that all of such shares will be voted for the election of the nominees of the Company's Board of Directors and in favor of all of the proposals of the Board described herein.

Proxies

         Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted (i) FOR the nominees for director described herein; (ii) FOR the ratification of Coopers & Lybrand LLP as the Company's independent public accountants for the year ending December 31, 1997; and (iii) in the discretion of the proxy holder as to any other matter which may properly come before the Annual Meeting. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

         A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Frederick Brewing Co., 4607 Wedgewood Boulevard, Frederick, Maryland 21703, Attention:
Secretary.


                               SHARES OUTSTANDING

         Only Common Stockholders of record at the close of business on April 28, 1997 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of Common Stock held by them on that date at the Annual Meeting or any adjournment or postponement thereof. Only holders of Company Common Stock will be entitled to vote at the Annual Meeting and each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting, and for the election of directors, each share of Common Stock may be voted for as many individuals as there are directors to be elected and for those whose election the share is entitled to be voted. There were outstanding on April 28, 1997, the record date for stockholders entitled to notice of and to vote at the 1997 Annual Meeting, 1,954,876 shares of Common Stock At April 28, 1997, the Company had 1,848 shares of 8% Cumulative Convertible Preferred Stock, Series A and 3,750 shares of Convertible Preferred Stock, Series B outstanding, neither of which has the right to vote at the Annual Meeting.

Beneficial Ownership

         Set forth below is information with respect to shares of Common Stock beneficially owned, as of April 28, 1997, by: each beneficial owner of 5% or more of the Common Stock; each nominee for director; each director of the Company; each executive officer named in the Summary Compensation Table; and by all directors and officers of the Company as a group. In addition, as of April 28, 1997, Kevin E. Brannon, Marjorie A. McGinnis, Nicholas P. Foris, and Steven Tluszcz were known by the Company to be, individually, beneficial owners of more than 5% of the Company's issued and outstanding Common Stock. No other persons were known by the Company to beneficially own 5% or more of the issued and outstanding Common Stock. The address for all directors and executive officers of the Company, and for Mr. Tluszcz, an employee of the Company, is 4607 Wedgewood Boulevard, Frederick, Maryland 21703.


                                                                              Amount
                                                                            and Nature       Percent
            Name                                                          of Beneficial      of Class
    of Beneficial Owner                        Position                     Ownership (1)       (2)
----------------------------    ------------------------------------      ---------------    ---------
Kevin E. Brannon (3)            Chairman of the Board & Chief                145,797           7.46%
                                Executive Officer
Marjorie A. McGinnis (3)        President                                    145,797           7.46%
Nicholas P. Foris, MD (4)       Director                                     116,194           5.93%
Carl R. Hildebrand (5)          Director                                       3,000           0.15%
Jerome M. Pool (6)              Director                                      22,344           1.14%
Maribeth Visco (7)              Director                                      26,680           1.36%
Peter C. Spellar (8)            Director                                      43,792           2.24%
Steven T. Nordahl (9)           Vice President - Brewing Operations           54,739           2.78%
Craig J. O'Connor (10)          Vice President - Finance &                       762           0.00%
                                 Administration
Steven Tluszcz  (11)            Regional Sales Manager                       102,029           5.18%

All directors and executive officers as a group (9 persons) (12)             559,105          28.06%

-----------------------------
(1) Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect to such securities, or has the right to acquire beneficial ownership within 60 days.

(2) Percentage of Class does not take into account the 2,161,341 shares of Common Stock into which the 8% Cumulative Preferred Stock, Series A and the Company's Preferred Stock, Series B, are immediately convertible.

(3) The number of shares shown in the table for each of Mr. Brannon and Ms. McGinnis excludes the number of shares beneficially owned by the other.

(4) Includes 4,000 shares which may be received upon the exercise of immediately exercisable stock options.

(5) Includes 3,000 shares which may be received upon the exercise of immediately exercisable stock options.

(6) Includes 5,000 shares which may be received upon the exercise of immediately exercisable stock options.

(7) Includes 5,000 shares which may be received upon the exercise of immediately exercisable stock options.

(8) Includes 542 shares owned by Mr. Spellar's daughter who resides with him, but does not include 15,718 shares owned by Mr. Spellar's other adult children who do not reside with him. Includes 2,000 shares which may be received upon the exercise of immediately exercisable stock options.

(9) Includes 16,799 shares which may be received upon the exercise of immediately exercisable stock options.

(10) Consists of 762 shares which may be received upon the exercise of immediately exercisable stock options.

(11) Includes 13,412 shares which may be received upon the exercise of immediately exercisable stock options.

(12) Includes 36,561 shares which may be acquired by all directors and officers of the Company as a group upon the exercise of immediately exercisable stock options.


                              ELECTION OF DIRECTORS

General Information

         The Amended and Restated Articles of Incorporation ("Articles of Incorporation") and the Amended and Restated Bylaws ("Bylaws") of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The Company's Articles of Incorporation stipulate a minimum of five and a maximum of twenty-one directors. The Bylaws provide that the number of directors may be increased or decreased by a vote of a majority of the Whole Board of Directors and a majority of the Continuing Directors, as such terms are defined in the Articles of Incorporation.

         At the Annual Meeting, stockholders of the Company will be asked to elect two directors of the Company for a three year term and until their successors are elected and qualified. The two nominees for election as directors were selected by the Nominating Committee of the Board of Directors and each nominee currently serves as a director of the Company. There are no arrangements or understandings between the persons nominated and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee, other than Mr. Brannon and Ms. McGinnis who are married to each other, is related to any other director or executive officer of the Company by blood, marriage or adoption.

         If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

         In April 1996, Mr. Peter C. Spellar was elected by the stockholders to serve a term of one year (until the 1997 Annual Meeting) or until his successor was elected and qualified. Due to the demands of his current occupation, Mr. Spellar has informed the Board that he will not be a nominee for a three year term expiring at the Annual Meeting of Stockholders in the year 2000 and will retire from the Board as of the date of the 1997 Annual Meeting. Mr. Spellar's declination to stand for reelection is not as a result of a disagreement with the Company on any matter relating to the Company's policies, operations or practices. The Board of Directors has not nominated anyone to replace Mr. Spellar as of the date hereof.

         Article VII.D. of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by or at the direction of the Board, to be made pursuant to timely notice in writing to the Secretary of the Company, as set forth in the Articles of Incorporation. To be timely, with respect to an election to be held at an Annual Meeting of the Stockholders, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not later than sixty days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding Annual Meeting of Stockholders of the Company. Each written notice of a stockholder nomination must set forth certain information specified in the Articles of Incorporation. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in accordance with the procedures set forth in the Articles of Incorporation.

Information Regarding Nominees and Other Continuing Directors

         There is shown below for each nominee for election as a director, and for each continuing director the individual's name, age, his or her period of service as a director of the Company and his or her principal occupation and business experience for the past five years as of April 28, 1997.

Nominees for Director For a Three Year Term Expiring at the 2000 Annual Meeting.

         CARL R. HILDEBRAND, 45                              Director Since 1995
         Mr. Hildebrand is a Certified Public Accountant engaged in private practice since August 1995 with Hildebrand, Limparis & Hevey in Rockville and Frederick, Maryland, and from December 1990 to July 1995 as a partner with McLean, Koehler, Sparks and Hammond, the Company's prior independent auditors.

         JEROME M. POOL, 60                                  Director Since 1993
         Retired Chairman of the Board and President of the Jantzen, Inc., a division of VF Corporation, a manufacturer of sports and swim wear. Since his retirement in December 1991, he has been consulting with private businesses.

        The Board of Directors Recommends That You Vote FOR the Election
                       of the Above Nominees as Directors.

Continuing Directors Whose Terms Expire at the 1998 Annual Meeting.

         KEVIN E. BRANNON, 42                                Director Since 1992
         Chairman of the Board and Chief Executive Officer of the Company since co-founding it in March 1992. Served as President of the Company from March 1992 until July 1994. From November 1987 to November 1991, he was a senior associate with the law firm of Preston, Gates & Ellis in Portland, Oregon.

         MARJORIE A. McGINNIS, 34                            Director Since 1992
         President of the Company since July 1994. Co-founded the Company in March 1992 and served as Executive Vice President until July 1994. From November 1985 to August 1991, she was a partner and the administrator of B&G Partnership and Butler Brothers Farm and Orchard in Martinsburg, West Virginia.

Continuing Directors Whose Terms Expire at the 1999 Annual Meeting.

         NICHOLAS P. FORIS, MD, 69                           Director Since 1994
         Dr. Foris is a thoracic and cardiovascular surgeon practicing in Frederick, Maryland.

         MARIBETH VISCO, 37                                  Director Since 1993
         Ms. Visco has been a Partner in the commercial leasing firm of Kline Scott Visco in Frederick, Maryland since July 1985. She serves as Secretary of the Board.


                               EXECUTIVE OFFICERS

         Information regarding the current executive officers of the Company who are not directors, including their names, ages, positions with the Company, and a brief description of their business experience during the past five years, is presented below. All executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors until their successors are elected and qualified. No such executive officer who is not a director is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected an executive officer.

         Steven T. Nordahl, 27, Vice President - Brewing Operations and Brewmaster since October 1992. From August 1991 to June 1992, Mr. Nordahl attended and graduated the University of California at Davis Master Brewers' program. From May 1990 to August 1991, he acted as Program Director of Amerivision Communications, Inc., Oklahoma City, Oklahoma. From January 1987 to May 1990, he attended and graduated the University of Washington at Seattle.

         Craig J. O'Connor, 26, Vice President - Finance and Administration since July 1994. Prior thereto served as general accountant in the Frick Division of York International Corporation, Waynesboro, Pennsylvania, from July 1992 to June 1994. Mr. O'Connor attended and graduated from Roanoke College, Salem, Virginia from September 1988 to June 1992.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Effective with the date of registration of the Company's Common Stock (March 5, 1996), Section 16(a) of the Exchange Act required the Company's officers and directors, and persons who owned more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. In addition, officers, directors and greater than 10% Stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that except for the failure of Messrs. Hildebrand, Pool, and Foris and Ms. Visco to report the granting of options under the Company's Non-employee Directors Stock Option Plan on Form 5, all Section 16(a) filing requirements applicable to its officers and directors were complied with.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular Meetings of the Board of Directors of the Company are held quarterly and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were five meetings of the Board of Directors of the Company held during the twelve months ended December 31, 1996. No director attended fewer than 75% of both the total number of meetings of the Board of Directors held during the twelve months ended December 31, 1996 and the total number of meetings held by all committees of the Board on which the director served during such year.

         The Board of Directors of the Company has established various standing committees of the Board, including the Compensation and Audit Committees. The entire Board of Directors of the Company acts as the Nominating Committee.

         The Compensation Committee reviews and approves the design of employee compensation programs and assesses the effectiveness of such programs in attaining the goals set forth in the Company's short and long-term business plans. The committee annually reviews and approves all salary arrangements and other remuneration for the Company's Chief Executive Officer and other executives, evaluates executive performance against set criteria, and considers other matters related to the employment and compensation of executive officers and senior managers of the Company. Messrs. Foris, Hildebrand, Pool and Ms. Visco serve as members of this Committee. During the twelve months ended December 31, 1996, the Compensation Committee met two times.

         The Audit Committee of the Company reviews the Company's audit reports, consults with the independent auditors on internal accounting controls, consults with and reviews the services provided by the Company's independent auditors, and monitors the Company's adherence in accounting and financial reporting to Generally Accepted Accounting Principles. Messrs. Spellar, Hildebrand and Pool serve as members of this Committee. During the twelve months ended December 31, 1996, the Audit Committee met two times.

         The Board of Directors of the Company have authority under the Company's Bylaws to establish such other committees from time-to-time as may be deemed necessary.

Directors' Compensation

         During 1996, members of the Company's Board of Directors received compensation for their services as directors. Directors received a fee of $250 for each Board and Committee Meeting attended in person. The Company reimburses directors for their travel and lodging expenses if they have to travel more than 200 miles to attend a Board or Committee Meeting.

         Non-employee directors participate in the Non-Employee Directors Stock Option Plan ("Directors Plan"). The Directors Plan provides for annual grants of 2,000 shares of non-qualified stock options for each non-employee director. Each grant is automatic as of the date of the Annual Meeting so long as shares of Common Stock remain available under the Directors Plan. As of this Annual Meeting, 2,000 options will be granted automatically to all non-employee directors. The exercise price of each option is the fair market value of the Common Stock on the date of grant. Each option expires upon the earlier of ten years after grant or one year after the cessation of service of the recipient director. A total of 40,000 shares of Common Stock were reserved at the time of the Company's initial public offering for future grants of options under the Directors Plan; 21,000 shares will remain ungranted as of the day after the Annual Meeting.


                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is comprised of three non-employee directors. The committee approves the design of employee compensation programs and assesses the effectiveness of such programs in attaining the goals set forth in the Company's short and long-term business plans. The committee annually reviews and approves all salary arrangements and other remuneration for the Company's Chief Executive Officer and other executives, evaluates executive performance against set criteria, and considers other matters related to the employment and compensation of executive officers and senior managers of the Company.

Executive Officer Compensation

         Compensation for the executive officers consists primarily of annual compensation (comprised of base salary and an incentive compensation ("cash bonus") award) and long-term compensation. Base salaries for each executive are determined according to competitive pay practices, his or her level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues and the Company's financial condition and performance. During 1995, the Company entered into employment agreements with Mr. Brannon, Ms. McGinnis, Mr. Nordahl, and Mr. O'Connor, the material terms of which are described below. No cash bonuses were paid in 1996.

Long-Term Incentives

         To provide long-term incentive to key employees the Company has adopted a Stock Option Plan. This plan is designed to attract and retain qualified personnel, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward key employees for outstanding performance and the attainment of targeted goals. The plan provides value to its participants only if the stock price appreciates from the date options are granted, thus focusing executives on the creation of stockholder value. Key provisions of this plan are described below. Except for stock options issued to Mr. O'Connor, the Vice President - Finance and Administration at the closing of the Company's initial public offering in March 1996, no stock options were granted to executives officers in 1996.

Conclusion

         The Compensation Committee believes that the Company's compensation practices and structures serve to effectively align the interest of its executives with the interests of stockholders, to motivate and reward key executives to achieve a high level of personal and Company performance, and to compete for and retain executives who are critical to the future success of the Company.

                                         Members of the Committee:
                                             Nicholas P. Foris, MD
                                             Carl R. Hildebrand
                                             Jerome M. Pool

Employment Agreements

         In December 1995, the Company entered into employment agreements with Mr. Brannon, Ms. McGinnis, Mr. Nordahl, and Mr. O'Connor (the "Executives"). Except for base salary amounts (none of which exceed $100,000 for any Executive through 1997), the terms of the employment agreements are substantially similar. Each of the Executives were engaged for a three year term; which term will be automatically extended for an additional year upon the third anniversary of the date of the employment agreement. Aggregate base salaries for the Executives in the years 1996, 1997, and 1998 were and will be $222,000, $295,000 and $375,000, respectively. Base salaries will be supplemented by a cash bonus of up to 25% of each of the Executive's base salary assuming the Executive and/or Company meets certain performance objectives agreed to by the Board of Directors and the Executives for that year. The Executives are entitled to participate in all employee benefit plans of the Company and will be reimbursed for expenses relating to Company business. Ms. McGinnis drives a Company automobile, the operating expenses of which are paid by the Company. The employment agreements are terminable by the Company with or without "cause" and upon the Executive's death, disability or retirement, or by the Executives for "good reason," or any or no reason. "Good Reason" is defined by the employment agreement to mean termination of the Executive's employment following a change of control of the Company (defined by the employment agreements to be an event that would be required to be reported under the SEC's Proxy Rules or the acquisition by any person of 25% or more of the voting power of the Company or a change in the individuals constituting the Board of Directors during any two consecutive years) based on: (i) a reduction in the Executive's base salary; (ii) the relocation of the Company's executive offices; (iii) any purported termination of the Executive without proper notice; or (iv) the failure by any successor to the Company to assume the employment agreements. If the Company terminates the employment agreement for cause or the Executive's disability, retirement or death, or if the Executive terminates his or her employment for other than good reason, the Executive will have no right to further compensation or benefits under the employment agreement. If, however, the employment agreement is terminated for "good reason," the Executive will be entitled to severance pay equal to the greater of two times his or her current base salary plus two times the cash bonus paid in the prior year or the remainder of that year's base salary plus the base salaries due to be paid for the remaining term of the employment agreement plus the product of the prior year's cash bonus times the number of years (and any fractional year) remaining until the end of the term of the employment agreement had the agreement not been so terminated. The Executive would also be entitled to maintain, at no cost to him or her, the Company benefits he or she was then receiving (other than participation in stock option or restricted stock plans) until he or she obtains full-time employment with another employer or the expiration or the remaining term of the employment agreement, whichever is earlier. The Company has agreed to pay any excise tax, if necessary, pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Executive's employment is terminated by the Company for other than cause, disability, retirement or death or if the employment is terminated by the Executive because the Company has breached the employment agreement, the Executive will be entitled to receive severance pay equal to the full base salary for the year in which the Executive was terminated plus an amount equal to the cash bonus paid in the prior year.

         The Executives have agreed not to disclose any proprietary information of the Company and not to compete with the Company for twelve months after the termination or expiration of their respective employment agreement.

Summary Compensation Table

         The following table sets forth a summary of certain information concerning the compensation awarded, or paid by the Company for services rendered in all capacities during the last two fiscal years, to the Chief Executive Officer, the three other executive officers of the Company.

                           Summary Compensation Table

---------------------------------------------------------------------------------------------------------------
                                         Annual Compensation             Long Term Compensation
                                      ------------------------------     -----------------------
                                                                           Awards     Payouts
                                                                         ----------   --------
                                                           Other         Securities                   All
Name and                                                   Annual        Underlying    LTIP          Other
Principal Position             Year    Salary   Bonus   Compensation      Options     Payouts     Compensation
-----------------------        ----   -------   -----   ------------     ----------   -------     ------------
Kevin E. Brannon               1996   $61,000   $ --       $ --              --        $ --           $ --
Chief Executive Officer        1995   $35,000   $ --       $ --            11,379      $ --           $ --

Marjorie A. McGinnis           1996   $61,000   $ --       $ --              --        $ --           $ --
President                      1995   $35,000   $ --       $ --            11,379      $ --           $ --

Steven T. Nordahl              1996   $49,000   $ --       $ --              --        $ --           $ --
VP-Brewing Operations          1995   $30,000   $ --       $ --            11,379      $ --           $ --

Craig J. O'Connor              1996   $40,000   $ --       $ --               762      $ --           $ --
VP-Finance & Admin.            1995   $27,000   $ --       $ --              --        $ --           $ --
---------------------------------------------------------------------------------------------------------------

Stock Option Plan

         Effective November 20, 1995, the Board of Directors of the Company adopted the 1995 Stock Option Plan ("Stock Option Plan") which was approved by the stockholders of the Company at a special Meeting of Stockholders held on December 9, 1995. Options covering 9,774 shares of Common Stock have awarded to key employees of the Company, including Mr. O'Connor (762 shares) and to 19 other Company employees under the Stock Option Plan as of the consummation of the Company's initial public offering of Common Stock (March 5, 1996).

         The Stock Option Plan provides for the grant of incentive stock options ("Options") intended to comply with the requirements of Section 422 of the Code. The Company has reserved a number of shares of Common Stock for issuance pursuant to the exercise of Options granted under this plan, subject to adjustment under the Stock Option Plan, equal to 156,390 shares. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any Option relates and the exercise price per share under any Option will be adjusted to reflect such increase or decrease in the total number of shares of the Common Stock outstanding.

         The Stock Option Plan is administered and interpreted by the Compensation Committee of the Board of Directors which is "disinterested" pursuant to applicable regulations under the federal securities laws. Unless sooner terminated, the Stock Option Plan will be in effect until November 20, 2005, ten years from the date of the adoption of the Stock Option Plan by the Board of Directors.

         Under the Stock Option Plan, the Compensation Committee will determine, among other things, which officers and key employees will be granted Options, the performance goals which must be met to receive Options, the number of shares subject to each Option, the exercise price of the Option, whether such Options may be exercised by delivering other shares of Common Stock or other consideration and when such Options become exercisable. The per share exercise price of all Options is required by the Code to be at least equal to the fair market value of a share of Common Stock on the date the Option is granted. The Code also requires that the aggregate fair market value of the Common Stock with respect to which the Options are exercisable for the first time by the Optionee during any calendar year cannot exceed $100,000. Moreover, any person who owns 10% or more of the voting power of the Common Stock may not receive Options whose exercise price is less than 110% of the fair market value of a share of Common Stock of the Company on the date of grant.

         Options will become vested and exercisable in the manner specified by the Committee and all Options will be become fully vested and exercisable in the event of a change in control of the Company, as defined in the Stock Option Plan. Each Option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended by the Committee to a period not to exceed five years from such termination. However, failure to exercise Options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. Options are non-transferable except by will or the laws of descent and distribution.

         Under current provisions of the Code, the federal income tax treatment of stock options is as follows: An optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise.

Summary of Stock Options Granted

         The following table sets forth certain information concerning individual grants of stock options made during the year ended December 31, 1996.

              Stock Options Granted in Year Ended December 31, 1996

--------------------------------------------------------------------------------
                                Individual Grants
--------------------------------------------------------------------------------
                                     % of Total
                          Options   Options Granted     Exercise      Expiration
      Name                Granted    to Employees    Price per Share    Date
----------------------    -------   ---------------  ---------------  ----------
Nicholas P. Foris, MD,      4,000         --%            $6.00        5/10/06
Director

Carl R. Hildebrand,         3,000         --%            $6.00        5/10/06
Director

Jerome M. Pool,             5,000         --%            $6.00        5/10/06
Director

Craig J. O'Connor,            762        100%            $6.00        3/5/06
VP-Finance & Admin.

Peter C. Spellar,           2,000         --%            $6.00        5/10/06
Director

Maribeth Visco,             5,000         --%            $6.00        5/10/06
Director
--------------------------------------------------------------------------------

Summary of Stock Options Exercised

         The following table sets forth certain information regarding the exercise of stock options by the executive officers named in the Summary Compensation Table during 1996 and stock options held by them as of December 31, 1996.

         Aggregate Option Exercises in the Year Ended December 31, 1996
                           and Year End Option Values

-----------------------------------------------------------------------------------------------------------------------
                                                                    Number of                        Value of
                           Shares                              Securities Underlying               Unexercised
                          Acquired                              Unexercised Options                 Options at
                             on             Value                   at Year End                     Year End (2)
                          Exercise         Realized          --------------------------     ---------------------------
       Name                (No.)            ($)(1)           Exercisable  UnExercisable     Excercisable  Unexercisable
--------------------      ---------      -----------         -----------  -------------     ------------- -------------
Kevin E. Brannon           27,639         $ 152,015               --            --             $   --        $ --

Marjorie A. McGinnis       27,639         $ 152,015               --            --             $   --        $ --

Steven T. Nordahl             --          $   --               16,799           --             $ 58,797      $ --

Craig J. O'Connor             --          $   --                  762           --             $   --        $ --
-----------------------------------------------------------------------------------------------------------------------

-----------------------------
(1) Based on the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option.
(2) Based on the closing market price for the Company's Common Stock as of December 31, 1996.

Employee Retirement Plan

         The Company has a 401(k) plan for all employees ("401(k) Plan"), age 18 or older, with one year of service. The 401(k) plan is a contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code. Participants may contribute to the 401(k) Plan by salary reduction up to 15% of Annual compensation for the year. Such contribution defers the employee's earnings up to a maximum of $9,500 in each plan year, indexed Annually. The Company may in its discretion, determine each year to make a matching contribution out of current or accumulated net profit equal to a percentage of the amount deferred by the employee. While an employee's contributions to the 401(k) Plan are immediately vested, the matching contributions made by the Company become vested upon the completion of seven years of credited service. All funds contributed to the 401(k) Plan are held in a trust fund, which are invested at the direction of the employee in up to any one or more of seven separate funds. The 401(k) Plan became functional in the second quarter of 1996. Company contributions to the 401(k) Plan in 1996 totaled $ 4,041.


                              CERTAIN TRANSACTIONS

Related Party Transactions

         The Company has borrowed money from its directors and stockholders from time to time to provide cash for operations and for other purposes. At December 31, 1996, the Company had: (i) a five year loan due July 1999 in the original principal amount of $50,000, with interest payable at the rate of 10%, from Dr. Foris secured by Company vehicles; and (ii) three loans from stockholders due March 1999, in the aggregate original principal amount of $62,000 with interest payable at the rate of 10%. All of these loans are current and are evidenced by unsecured promissory notes.

         On December 19, 1995, the Company assigned all of its rights and obligations under a real estate purchase agreement to acquire the land for the Company's new brewery to Blue II LLC ("Blue II") and on July 17, 1996 the Company entered into a lease of the brewery with Blue II. The lease is a triple net lease with a monthly rental payment of $3,000 plus an amount equal to Blue II's interest due under its economic development revenue bond obligation and expires on December 31, 2017. Blue II is a recently formed Maryland limited liability company whose managing member is Mr. Edward D. Scott, a partner of Ms. Visco, a director of the Company, in the commercial real estate firm of Kline, Scott, Visco. Mr. Scott has a 25% interest in Blue II. The other members of Blue II who are affiliated with the Company are Dr. Foris, a director of the Company and Mr. Schuerholz, a stockholder of the Company and a business associate of Mr. Scott, both of whom hold a 25% interest. The lease arrangements were negotiated by the Company and Blue II at arm's length. Management of the Company believes that the terms of the lease are at market rates and at least as favorable to the Company as could have been obtained from a non-affiliated lessor.

         No loans will be made by the Company to officers, directors or stockholders who own more than 5% of the outstanding shares of Common Stock or the affiliates of any of them, except for a bona fide business purpose.


             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed Coopers & Lybrand LLP, as independent auditors for the Company for the year ending December 31, 1997, and further directed that the selection of auditors be submitted for ratification by the Stockholders at the Annual Meeting. The Company has been advised by Coopers & Lybrand LLP that neither the firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent pubic accountants and clients. Coopers & Lybrand LLP will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

   The Board of Directors recommends that you vote FOR the ratification of the appointment of Coopers & Lybrand LLP as independent auditors for the year ending December 31, 1997.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be included in the proxy materials and presented at the Annual Meeting of Stockholders to be held in 1998 must be received by the Secretary of the Company, at 4607 Wedgewood Blvd., Frederick, Maryland 21703, no later than December 30, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), it will be included in the proxy statement and set forth on the form of proxy .

         Proposals not submitted for inclusion in the proxy statement, and therefore not included in such, may be properly brought before an Annual Meeting by a stockholder who has submitted such proposals on a timely basis and in a form and manner consistent with that specified under the Company's Articles of Incorporation. For such notice to be timely for the 1998 Annual Meeting, it must be received by the Secretary of the Company, at 4607 Wedgewood Blvd., Frederick, Maryland 21703, no later than February 27, 1998. For the 1997 Annual Meeting, no Stockholder proposals were received.


                                  OTHER MATTERS

         Management is not aware of any business to come before the 1997 Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the 1997 Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.


                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

         Stockholders of the Company as of the Record Date for the 1997 Annual Meeting are being forwarded a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 ("Annual Report"). Included in the Annual Report are the statements of financial position of the Company as of December 31, 1996 and 1995 and the statements of operations and cash flows for each of the years in the two-year period ended December 31, 1996, prepared in accordance with Generally Accepted Accounting Principles, and the related reports of the Company's independent public accountants. The Annual Report is not a part of the soliciting materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996, AND ANY EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER

THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CRAIG J. O'CONNOR, VICE PRESIDENT-FINANCE AND ADMINISTRATION, FREDERICK BREWING CO., 4607 WEDGEWOOD BOULEVARD, FREDERICK, MARYLAND 21703. THE FORM 10-KSB IS NOT A PART OF THE COMPANY'S PROXY SOLICITATION MATERIALS.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Kevin E. Brannon

                                            KEVIN E. BRANNON
                                            Chairman of the Board



May 5, 1997
Frederick, Maryland

                              FREDERICK BREWING CO.
               4607 Wedgewood Boulevard, Frederick, Maryland 21703

                     --------------------------------------

                                 Revocable Proxy

                     ---------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         OF FREDERICK BREWING CO. FOR USE ONLY AT THE ANNUAL MEETING OF
               STOCKHOLDERS TO BE HELD ON JUNE 5, 1997 AND AT ANY
                      ADJOURNMENT OR POSTPONEMENT THEREOF.

The Undersigned hereby appoints Kevin E. Brannon or Marjorie A. McGinnis as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Frederick Brewing Co. held of record by the undersigned on April 28, 1997, at the Annual Meeting of Stockholders to be held on June 5, 1997, or any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present as indicated below.


1.   ELECTION OF DIRECTORS for a term expiring at the 2000 Annual Meeting:

     FOR all nominees listed below                      WITHHOLD AUTHORITY
       (except as marked to the                     to vote for all nominees
            contrary below                                listed below

     Carl R. Hildebrand;      Jerome M. Pool;        _________________________

     (INSTRUCTION: To withhold authority to vote for any individual write the nominee's name on the line below)


2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP as the independent auditors of Frederick Brewing Co. for the year ending December 31, 1997.

                    FOR / /       AGAINST / /      ABSTAIN / /



3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this Meeting including, but not limited to, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Meeting, and upon such other matters as may properly come before the Meeting.

Frederick Brewing Co.
Proxy Card
Page 2 of 2


         This Proxy Has Been Made Available To
         ------------------------------------------





         ------------------------------------------


         The Board of Directors recommends that you vote FOR the nominees listed on the reverse side hereof and FOR Proposal 2. You are encouraged to specify your choices by marking the appropriate boxes; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company.

          This proxy may be revoked at any time before it is exercised.

         Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR the election of the Board of Directors' nominees to the Board of Directors, FOR Proposal 2, and otherwise at the discretion of the proxies.


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company called for June 5, 1997, a Proxy Statement for the Annual Meeting and the 1996 Annual Report to Stockholders.


                PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS
                     PROXY CARD USING THE ENCLOSED ENVELOPE.


         ___________________________________      Date: _______________, 1997
                     Signature

         ___________________________________      Date: _______________, 1997
                     Signature

        Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.